Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registration Statement and Prospectus on Form S-11 (File No. 333-196302) of our report dated November 5, 2015 on the consolidated financial statements of the property known as Cedarhurst of Collinsville as of and for the years ended December 31, 2014 and 2013, included in the Form 8-K/A Amendment No. 1. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ WeiserMazars LLP

Ft. Washington, Pennsylvania

November 24, 2015